Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File Nos. 333-31751, 333-67265 and 333-62618.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2003